                                                                    EXHIBIT 3.55

                       COPY OF ARTICLES OF INCORPORATION
                       ---------------------------------


STATE OF ILLINOIS,  )
                    )
                    ) ss.
                    )
ST. CLAIR COUNTY.   )

To CHARLES F. CARPENTIER, Secretary of State:

     We, the undersigned,

--------------------------------------------------------------------------------
                                                   Address
Name                Number    Street               City             State
--------------------------------------------------------------------------------
Arthur S. Macke     517 South Main Street,         Marissa,
Illinois
William A. Norton   227 Sunrise Drive,                  Marissa,
Illinois
Floyd W. Macke      117 South Grace St.,           Marissa,
Illinois

--------------------------------------------------------------------------------

being natural persons of the age of twenty-one years or more and subscribers to the shares of the corporation to be organized pursuant hereto, for the purpose of forming a corporation under "The Business Corporation Act" of the State of Illinois, do hereby adopt the following Articles of Incorporation:

                                  ARTICLE ONE

The name of the corporation is:     MIDCO SUPPLY AND EQUIPMENT
                                    CORPORATION


                                  ARTICLE TWO

The address of its initial registered office in the State of Illinois is:   R.
F. D. Street, in the Village of Marissa (Zone) County of St. Clair and the name of its initial Registered Agent at said address is: William A. Norton.

                                 ARTICLE THREE

The duration of the corporation is:   Perpetual

                                 ARTICLE FOUR

The purpose or purposes for which the corporation is organized are: For the sale at wholesale and retail of mining supplies and equipment and to engage in the general business of the purchase, sale and distribution of mining supplies, machinery and equipment; to engage in activities which are necessary, suitable or convenient for the accomplishment of that purpose or which are incidental thereto or are connected therewith; and to conduct its business and carry out that purpose in any State, Territory, District or Possession of the United States or in any foreign country, to the extent not forbidden by law.

Paragraph 2: This Corporation shall have all the powers specified in Section 5 of the Business Corporation Act of 1933, as amended by the laws of 1957.

                                 ARTICLE FIVE

Paragraph 1: The aggregate number of shares which the corporation is authorized to issue is 500 divided into one classes. The designation of each class, the number of shares of each class, and the par value, if any, of the shares of each class, or a statement that the shares of any class are without par value, are as follows:

Class          Series      Number of       Par value per share or
statement                  (If any)  Shares               that are
without par value

Common                     500                            None

Paragraph 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are: The sale of all assets of the corporation or its merger or consolidation with another or other corporations shall not be deemed a dissolution of the corporation. Shares in this corporation shall not be issued for consideration other than money or in payment of a debt of the corporation without the unanimous consent of all the share holders.

                                  ARTICLE SIX

The class and number of shares which the corporation proposes to issue without further report to the Secretary of State, and the consideration (expressed in dollars) to be received by the corporation therefor, are:



                                             Total consideration to be
Class of shares     Number of shares           received therefor, are:

Common                   100                         $5,000.00
                                                     $
                                                     $
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                                                                               3

                                 ARTICLE SEVEN

The corporation will not commence business until at least one thousand dollars has been received as consideration for the issuance of shares.

                                 ARTICLE EIGHT

The number of directors to be elected at the first meeting of the shareholders is: Three

                                 ARTICLE NINE

Paragraph 1: It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be $10,000.00.

Paragraph 2: It is estimated that the value of the property to be located within the State of Illinois during the following year will be $10,000.00

Paragraph 3: It is estimated that the gross amount of business which will be transacted by the corporation during the following year will be $500,000.00.

Paragraph 4: It is estimated that the gross amount of business which will be transacted at or from places of business in the State of Illinois during the following year will be $500,000.00

                               Arthur S. Macke
                         --------------------------

                         --------------------------
                               Floyd W. Macke        Incorporators.
                         --------------------------

                         --------------------------
                             William A. Norton


                            OATH AND ACKNOWLEDGMENT

STATE OF ILLINOIS,  )
                    ) ss.
St. Clair County.   )

     I, Edward W. Clendenin, a Notary Public do hereby certify that on the 26th day of September, 1959, Arthur S. Macke, William A. Norton, Floyd W. Macke
                                                  (Names of Incorporators)

personally appeared before me and being first duly sworn by me severally acknowledged that they signed the foregoing document in the respective capacities therein set forth and declared that the statements therein contained are true.
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                                                                               4

     IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year above written.


NOTARIAL SEAL                          /s/ Edward W. Clendenin
                                    -------------------------------------
                                                Notary Public


                                     FILED

                               September 28 1959
                               -----------------
                                Sec'y of State.